Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/Chief Financial Officer

Distribute to:	Virginia State/Local News lines, NY Times, AP, Reuters, S&P, Moody’s, Dow Jones, Investor Relations Service

November 21, 2007	Traded: NASDAQ	Symbol: UBSH

UNION BANKSHARES CORPORATION ANNOUNCES

ADDITION TO BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — G. William Beale, President and Chief Executive Officer of Union Bankshares Corporation (NASDAQ:UBSH) today announced the election of Daniel I. Hansen to its Board of Directors.

“We are pleased to have Dan Hansen join our Board of Directors,” said Ronald L. Hicks, Chairman of the Board of Union Bankshares Corporation (“UBSH”). “Dan’s background and experience, as well as his familiarity with our markets, make him a strong addition to the UBSH Board. The leadership he has provided the Union Bank and Trust Company Board and his commitment to our organization will greatly benefit the UBSH Board and our shareholders.”

Daniel I. Hansen is a private investor and Vice President of DeJarnette & Beale, Inc., an independent insurance agency located in Bowling Green, Virginia. He has served as Chairman of the Board of Union Bank and Trust Company (UBT) since 2003 and has been a member of the UBT Executive Committee since 2001. Mr. Hansen was first elected to the UBT Board of Directors in 1987 and served on UBT’s Audit Committee from 1987 until that function was moved to UBSH in 2000. Since 2000, Mr. Hansen has represented UBT as an advisor to UBSH’s Audit Committee. In addition, he has served on the Board of Directors of Union Mortgage Group, Inc. since 2000. Mr. Hansen is a 1978 graduate of Virginia Polytechnic Institute and State University. Mr. Hansen lives in the City of Fredericksburg with his wife, and they have two adult daughters.

Mr. Hansen said, “I am pleased and honored to be elected to the Board of Directors of Union Bankshares Corporation. My family has been a customer of Union Bank and Trust Company since the Bank was founded in 1902. During my 21 years as a Director of UBT, I have witnessed first hand management’s commitment to helping people find financial solutions. The employees of UBSH and its subsidiaries exemplify the corporate values of Customer Focus, Integrity and Trust, Knowledge, Respect, and Partnership. I look forward to being a part of the UBSH Board and to working with management to continue the success they have achieved.”

About Union Bankshares Corporation

Union Bankshares Corporation is one of the largest community banking organizations based in Virginia, providing full service banking to the Northern, Central, Rappahannock, Tidewater and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank and Trust Company, Northern Neck State Bank, Rappahannock National Bank, Bay Community Bank, and Prosperity Bank & Trust Company. Union Bank and Trust Company also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services; Union Mortgage Group, Inc. provides a full line of mortgage products; and Union Insurance Group, LLC offers various lines of insurance products. Bay Community Bank also owns a non-controlling interest in Johnson Mortgage Company, LLC. Additional information is available on the Company’s website at www.ubsh.com. The shares of the Company are traded on the NASDAQ Global Select Market under the symbol “UBSH”.

Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise and are not statements of historical fact. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate” or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, technology, and consumer spending and savings habits. The Company does not update any forward-looking statements that may be made from time to time by or on behalf of the Company.